EXHIBIT 10.11 FORM OF AMENDED AND RESTATED SUPPLEMENTAL RETIREMENT PLAN AGREEMENT DATED AS OF JULY 1, 1997 BY AND BETWEEN REPUBLIC SECURITY BANK AND EACH OF RUDY E. SCHUPP AND RICHARD
                  J. HASKINS (FILED HEREWITH)

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                              AMENDED AND RESTATED
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT


                  THIS AGREEMENT, made and entered into as of the 1st day of July, 1997, by and between REPUBLIC SECURITY BANK, a Florida state bank (the "Bank"), and ______________ (the "Executive"), amends and restates that certain Amended and Restated Supplemental Executive Retirement Plan Agreement between the parties dated as of August 1, 1996.

                                   WITNESSETH:

                  WHEREAS, the Executive has been a participant in the Supplemental Executive Retirement Plan of Republic Security Financial Corporation (the "Corporation Plan") and in the employ of the Corporation and the Bank for more than three years, and is now serving the Corporation and the Bank as ________; and

                  WHEREAS, the Boards of Directors of the Corporation and the Bank have determined, and the Executive has agreed, that the Corporation Plan should be transferred to the Bank; and

                  WHEREAS, the Board of Directors of the Bank has adopted a Supplemental Executive Retirement Plan (the "Plan"), in form and substance substantially similar to the Corporation Plan; and

                  WHEREAS, the Bank has agreed to assume all responsibilities of the Corporation accrued under the Corporation Plan and to assure that all benefits accrued to the Executive under the Corporation Plan continue unaffected under the Plan; and

                  WHEREAS, it is the consensus of the Board of Directors that the Executive's services to the Bank in the past have been of exceptional merit and have constituted an invaluable contribution to the general welfare of the Bank and in bringing it to its present status of operating efficiency; and

                  WHEREAS, the experience of the Executive, his knowledge of the affairs of the Bank, his reputation and contacts in the industry are so valuable that assurance of his continued services is essential for the future growth and profits of the Bank and it is in the best interests of the Bank to reasonably assure his continuing good service so as to allow him to remain in the employ of the Bank during his lifetime or until the age of retirement; and

                  WHEREAS, it is the desire of the Bank that his services be supplementally remunerated as herein provided;

                  NOW THEREFORE, it is agreed as follows:

                                   ARTICLE ONE

                  1.01 EFFECTIVE DATES. For purposes of entry into the Plan, the effective date of this Agreement shall be April 1, 1990; however, the effective date for accrual of benefits hereunder shall be April 1, 1987 ("Benefit Effective Date").

                  1.02 EMPLOYMENT. Executive and the Corporation and/or the Bank have otherwise agreed to the extent, terms and duration of employment and this Agreement shall not, either explicitly or impliedly, create, nor give rise to any right of employment.

                  The salary continuation benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Executive and are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits.

                                   ARTICLE TWO

                  2.01 RETIREMENT BENEFIT.

                  (a) The Executive may retire from the employ of the Corporation and/or the Bank at any time after he attains age fifty-five. If the Executive retires at age fifty-five, then the Bank shall pay to the Executive, upon the attainment of such age, a retirement benefit equal to sixty percent of the Executive's Final Base Salary, as defined in Section 2.01(c), on a monthly basis during his lifetime for twenty years, subject to the terms and conditions of this Agreement. In the event that the Executive retires from the employ of the Corporation and/or the Bank subsequent to age fifty-five, he shall be entitled to the Vested Retirement Benefit, set forth in Section 2.02(c), to be paid to the Executive on a monthly basis during his lifetime for twenty years. Notwithstanding the foregoing, the Executive's Vested Retirement Benefit shall not exceed seventy-five percent of his Final Base Salary (the "Maximum Vested Retirement Benefit").

                  (b) The date for the first payment to the Executive under this
Section 2.01 shall be the first day of the month next following the latest of
(i) attainment of age fifty-five, (ii) the date upon which the Executive retires from the employ of the Corporation and/or the Bank, or (iii) upon such later date as may be mutually agreed by the Executive and the Bank.

                  (c) "Final Base Salary" shall mean the average Base Salary of the highest three of the last five years in which the Executive is employed by the Corporation and/or the Bank. "Base Salary" shall mean the annual base salary paid to the Executive by the Corporation, the Bank and any subsidiaries of the Corporation and the Bank, excluding bonuses, commissions, fringe benefits and incentive compensation.

                  2.02 VESTED RETIREMENT BENEFIT. The Executive's retirement benefit set forth in Section 2.01 hereof shall vest in the following increments as the Executive attains the ages set forth below, provided that the Executive is employed by the Corporation and/or the Bank on the date of attaining such age:

                  (a) Upon the attainment by the Executive of age thirty-nine, thirty percent of his Final Base Salary shall vest;

                  (b) For each year commencing with age forty and continuing through age fifty-five, on the birth date of the Executive in each such year, an additional 2% of the Final Base Salary shall vest, e.g. upon attainment by the Executive of age fifty-five, sixty percent of his Final Base Salary shall vest; and

                  (c) For each year commencing with age fifty-six and continuing through age sixty-two, on the birth date of the Executive in each such year, an additional 1.4% of the Final Base Salary shall vest, until the Executive attains the age of sixty-two, at which time the Maximum Vested Retirement Benefit shall vest.

                  The vested amount of retirement benefit provided for in this
Section 2.02, measured upon any particular date, shall be referred to herein as the "Vested Retirement Benefit."

                  2.03 RETIREMENT DEATH BENEFIT. The Bank agrees that if the Executive shall have retired as provided in Section 2.01, but shall die before receiving all payments under Section 2.01, the Bank will continue to make such payments to such individual or individuals as the Executive may have designated in writing, filed with and receipt acknowledged by the Bank, until the expiration of twenty years from the date of the first payment under this Agreement. In the absence of any effective designation of beneficiary, any such amounts becoming due and payable upon the death of the Executive shall be payable to his duly qualified executor, administrator, or personal representative.

                                  ARTICLE THREE

                  3.01 DEATH PRIOR TO BENEFIT PAYMENT INCEPTION. In the event the Executive should die while employed by the Corporation and/or the Bank at any time after the effective date of this Agreement, but prior to qualifying for living benefits under Section 2.01, the Bank will pay the Vested Retirement Benefit, but in no event less than thirty percent of the Final Base Salary, for a period of 240 months to such individual or individuals as the Executive may have designated in writing, filed with and receipt acknowledged by the Bank. The said monthly payments shall begin the first day of the month following the month of the death of the Executive. In the absence of any effective designation of beneficiary, any such amounts becoming due and payable upon the death of the Executive shall be payable to his duly qualified executor, administrator, or personal representative.

                                  ARTICLE FOUR

                  4.01 DISABILITY PRIOR TO RETIREMENT. In the event that the Executive shall become permanently and totally disabled, as defined in this Article, this Agreement shall continue subject to the limitations hereinafter provided. If the Executive shall become disabled (as defined) during his employment, but not necessarily as a result thereof, and should live to otherwise qualify for benefits under Article Two, those benefits shall be payable as if the Executive had remained in the employment of the Corporation and/or the Bank during his disability. If the Executive should die after becoming disabled but would otherwise have qualified for death benefits payable under Articles Two or Three, those benefits shall be payable as if the Executive had remained in the employment of the Corporation and/or the Bank during his disability.

                  4.02 DEFINITION OF DISABILITY. "Disability" means that the Executive has become permanently and totally disabled, mentally or physically, such that his disability renders him unable to perform his duties in a manner satisfactory to the Bank, and the Bank by a resolution adopted at any regular or special meeting of its Board of Directors terminates the employment of the Executive as a result of his disability. The Bank retains the right to have the Executive examined medically at the Bank's expense to determine the extent of his disability and the likelihood of his recovery.

                  4.03 DISABILITY BENEFIT OPTION. If the Bank elects to make any disability payments to the Executive which are not provided either by any corporate or personal disability income insurance or any separate disability salary continuation agreement, then the total payout of any subsequent benefits under Article Two or Article Three shall be reduced to the extent of any disability payments so made.

                                  ARTICLE FIVE

                  5.01 VOLUNTARY TERMINATION OF EMPLOYMENT. If the Executive voluntarily terminates his employment prior to becoming entitled to receive benefits under Section 2.01, his participation in the Plan shall cease and he shall be entitled to receive his Vested Retirement Benefit, as deter mined in accordance with Section 2.02. Except as otherwise provided in this Agreement, the Vested Retirement Benefit due to the Executive pursuant to this Section 5.01 shall be payable to the Executive upon his attainment of age fifty-five, to be paid to the Executive on a monthly basis for twenty years.

                  5.02 CHANGE OF CONTROL. A "Change in Control" shall mean the occurrence of any of the following: (1) the merger or consolidation by virtue of which the Corporation or the Bank shall not be the surviving entity; (2) the sale of substantially all the assets of the Corporation or the Bank; or (3) the change of control of the Corporation or the Bank such that any person (as defined in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes a beneficial owner, directly or indirectly, of securities representing 25% or more of the combined voting power of the then outstanding securities of either the Corporation or the Bank. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to the Maximum Vested Retirement Benefit immediately upon the occurrence of a Change of Control. Upon the occurrence of a Change of Control, Executive shall, at his option, receive the Maximum Vested Retirement Benefit either (i) at retirement subsequent to age fifty-five in the manner provided in Section 2.01 hereof or
(ii) upon written demand to the Corporation prior to the date of first payment provided in Section 2.01(b) hereof, in a single payment in an amount equal to the present value (computed at a rate of 8% interest per annum) of Maximum Vested Retirement Benefit payable as provided in Section 2.01 hereof.

                  5.03 DISCHARGE FROM EMPLOYMENT FOR CAUSE. In the event that the Executive's employment shall have been terminated for cause and the Board of Directors of the Corporation or the Bank shall determine that the Executive shall have engaged in "conduct inimical to the interest of the corporation" (as herein defined), this Agreement may be terminated by resolution of the Board of Directors, and in such event, all benefits and payments of any kind hereunder, and all right or rights thereto, shall be terminated and canceled. "Conduct inimical to the interest of the corporation" shall mean: actions engaged in by the Executive which constitute the commission of a felony, the commission of gross negligence resulting in significant damage to the Bank or its properties or assets (including goodwill) or the commission of willful misconduct relating to the affairs of the Bank.

                  5.04 OTHER TERMINATION OF SERVICE. The Corporation and/or the Bank reserves the right to terminate the employment of the Executive at any time. In the event that the employment of the Executive shall terminate prior to the Executive's entitlement to receive benefits under Section 2.01, other than by his disability, his death or his discharge for cause and the determination of "conduct inimical to the interests of the corporation" pursuant to Section 5.03, then the Executive or his legal representative shall have ninety days from the date of his termination of employment to file a written notice with the Bank and electing the termination benefit defined in Section
15.03. If the Executive does not make the election described in this Section, this Agreement shall continue with the following limitations: the Executive's Final Base Salary for purposes of determining Vested Retirement Benefits shall be his Base Salary on the date of termination of employment, provided, however, that such Base Salary shall not be less than the Executive's Final Base Salary, as calculated pursuant to Section 2.01.

                                   ARTICLE SIX

                  6.01 ALIENABILITY. Neither the Executive, his widow, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, owed by the Executive or his beneficiary or any of them, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer, or disposal of the benefit hereunder the Bank's liabilities shall forthwith cease and terminate.

                                  ARTICLE SEVEN

                  7.01 PARTICIPATION IN OTHER PLANS. Nothing contained in this Agreement shall be construed to alter, abridge, amend, modify or in any manner affect the rights and privileges of the Executive to participate in and be covered by any pension, profit-sharing, group insurance, bonus or other employee plans which the Bank or the Corporation may now or hereafter have.

                                  ARTICLE EIGHT

                  8.01 PURCHASE OF ASSETS BY BANK. The Bank reserves the absolute right at its sole and exclusive discretion either to purchase assets to provide for the obligations of the Bank undertaken by this Agreement or to refrain from the purchase of such assets, and to determine the extent, nature, and method of any such purchases. Should the Bank elect to purchase assets to provide for obligations under this Agreement, in whole or in part, the Bank shall be the unrestricted owner of any assets acquired. The Bank reserves the absolute right, in its sole discretion, to terminate any such funding program, at any time, either in whole or in part. At no time shall the Executive be deemed to have any right, title, or interest in or to any specified asset or assets of the Bank.

                  8.02 RIGHTS AS UNSECURED CREDITOR. This Article shall not be construed as giving the Executive or his beneficiary any greater rights than those of any other unsecured creditor of the Bank.

                                  ARTICLE NINE

                  9.01 REORGANIZATION. In the event that the Bank shall merge, consolidate into or with another bank, reorganize, or sell substantially all of its assets to another corporation, firm, or person, such succeeding or continuing corporation, firm, or person shall assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to such successor or survivor.

                                   ARTICLE TEN

                  10.01 BENEFITS AND BURDENS. This Agreement shall be binding upon and inure to the benefit of the Executive and his personal representatives and the Bank, and any successor organization which shall succeed to substantially all of its assets and business.

                                 ARTICLE ELEVEN

                  11.01 COMMUNICATIONS. Any notice or communication required of either party with respect to this Agreement shall be made in writing and may either be delivered personally or sent by certified mail to: For Bank, Republic Security Bank, 4400 Congress Avenue, West Palm Beach, Florida 33407-3288; For Executive,_____ , at his address as last shown on the records of the Bank, as the case may be. Each party shall have the right by written notice to the other in the manner provided herein to change the place to which any notice may be addressed.

                                 ARTICLE TWELVE

                  12.01 NOT A CONTRACT OF EMPLOYMENT. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Bank or the Corporation to discharge the Executive, either with or without cause, or restrict the right of the Executive to terminate his employment.

                                ARTICLE THIRTEEN

                  13.01 CLAIMS PROCEDURE. In the event that benefits under this Agreement are not paid to the Executive (or his beneficiary in the case of the Executive's death), and such person feels entitled to receive them, a claim shall be made in writing to the Plan Administrator within sixty days from the date payments are claimed to have been due. Such claim shall be reviewed by the Plan Administrator and the Bank. If the claim is denied, in full or in part, the Plan Administrator shall provide a written notice within ninety days from receipt of the claim setting forth the specific reasons for denial, specific reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim if any. Also, such written notice shall indicate the steps to be taken if a review of the denial is desired.

                  13.02 REVIEW OF A CLAIM DENIAL. If a claim is denied and a review of the denial is desired, the Executive (or his beneficiary in the case of the Executive's death), shall notify the Plan Administrator in writing within sixty days (and a claim shall be deemed denied if the Plan Administrator does not take any action within the aforesaid ninety-day period). In requesting a review, the Executive or his beneficiary may review this Agreement or any documents relating to it and submit any written issues and comments he or she may feel appropriate. In its sole discretion the Plan Administrator shall then review the claim and provide a written decision within sixty days. This decision likewise shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement on which the decision is based.

                  Upon exhausting the remedies available under this Article Thirteen, the Executive or his beneficiary may wish to seek arbitration as provided under Article Sixteen. For purposes of implementing this claim procedure (but not for any other purpose), the Chief Financial Officer of the Bank is hereby designated as the Named Fiduciary and Plan Administrator of this Agreement.

                                ARTICLE FOURTEEN

                  14.01 ADMINISTRATION. Any payment required to be made pursuant to this Agreement to a person who is under a legal disability at the time such payment is due may be made by the Bank to or for the benefit of such person in such of the following ways as the Bank shall determine: (a) directly to the person entitled to the payment; (b) to the legal representative of such person;
(c) to some near relative of such person to be used for latter's benefit; (d) directly in payment of expenses of support, maintenance or education of such person. Any such payment by the Bank shall, to the extent thereof, be a complete discharge of any liability under this Agreement with respect to such payment. The Bank shall not be required to see to the application by any third party of any payments made pursuant to this paragraph.

                  14.02 MARITAL DEDUCTION. If the Executive designates his wife to receive payments to be made after his death, she shall have the right to direct the Bank as to the distribution of the sums, if any, payable after her death. The Executive's wife has the right to direct that any such payments which may be payable after her death be paid to such person or persons or to her own estate as she appoints and directs by a written direction filed with the Bank during her lifetime or by her last will and testament specifically referring to this power of appointment. To the extent the Executive's wife does not effectively exercise the power of appointment such sums shall upon her death be distributed to her estate.

                                 ARTICLE FIFTEEN

                  15.01 EVENTS OF DEFAULT. For purposes of this Agreement, the words "Event of Default" shall mean:

                  (a) Nonpayment of any benefit provided herein when due;

                  (b) Adjudication of the Bank as a bankrupt or insolvent or entry of an order, remaining unstayed by appeal or otherwise for forty-five days, appointing a receiver or trustee for the Bank, or for all or any of its property or approving a petition seeking reorganization or other similar relief under the bankruptcy or other similar laws of the United States of America or any state or any other competent jurisdiction, or the filing by the Bank of a petition seeking any of the foregoing or consenting thereto, or the filing of a petition to take advantage of any debtor's act, or making a general agreement for the benefit of creditors, or admitting in writing its inability to pay its debts as they mature; or

                  (c) Dissolution or liquidation of the Bank.

                  The Executive shall be notified in writing within seven days of any occurrence described in Section 15.01(b) or (c) above.

                  15.02 NOTICE OF TERMINATION. Upon the occurrence of an Event of Default, the Executive or his legal representative may in his sole discretion terminate this Agreement by filing written notice of the Executive's election to receive the benefits provided in Section 15.03.

                  15.03 LUMP SUM SETTLEMENT. In the event the Executive shall be entitled to elect the benefits provided in this Section 15.03 pursuant to the provisions of Sections 5.04 or 15.02 hereof, and the Executive shall have made such election, the Executive shall be entitled to receive a single sum payment in an amount equal to the present value (computed at a rate of 8% interest) of the retirement, disability, or severance benefits otherwise payable hereunder, and which are unpaid at the date at which the election is made. Said single sum shall be due and payable upon the date of such election and amounts remaining unpaid for thirty days thereafter shall bear interest at the rate of 8% compounded annually. This Agreement shall terminate upon payment in full of the benefits provided herein.

                  15.04 CESSATION OF BENEFITS. In the event this Agreement is terminated pursuant to Sections 5.04 or 15.02, the Executive shall not be and shall cease to be entitled to receive any benefits hereunder except those specifically set forth in this Article Fifteen.

                  15.05 LUMP SUM UPON DEATH. In the event of the death of the Executive and at any time during which the Bank shall be obligated to make payments constituting death benefits pursuant to either Section 2.03 or Section 3.01, the Bank shall have the right to elect to pay the balance of all benefits to which the Executive's beneficiaries shall be entitled under this Agreement, in an alternative manner by lump sum payment consisting of the present value of all benefits then unpaid (computed at a rate of 8% interest). The Bank shall make such election by notice to the beneficiaries and shall make payment in full within thirty days, in which event this Agreement shall terminate.

                                 ARTICLE SIXTEEN

                  16.01 ARBITRATION. In the event of any dispute, controversy or misunderstanding arising between the parties hereto, which may, directly or indirectly concern or involve any of the terms, covenants or conditions hereof, the parties agree that such controversy shall be settled by arbitration in the city of West Palm Beach, Florida in accordance with the Rules of American Arbitration Association. One arbitrator shall be named by each party involved in the dispute and then an additional arbitrator shall be named by the arbitrators so chosen. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The costs of the arbitration shall be borne by the party or parties designated by the arbitrators.

                  16.02 SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstance, shall for any reason and to any extent be invalid or unenforceable, neither the remainder of this Agreement nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

                  16.03 HEADINGS. The captioned headings used have been inserted as a matter of convenience and shall not be considered or construed to in any manner explain or otherwise affect the provisions herein contained.

                  16.04 INTEGRATED AGREEMENT. This Agreement represents the entire, complete, and exclusive understanding of the parties hereto and reduces to writing all oral negotiations and agreements of the parties and shall not be changed, varied, or otherwise amended unless made in writing signed by each of the parties hereto.

                  16.05 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida.

                  IN WITNESS WHEREOF, the parties hereto have duly entered into this Agreement as of the date first above written.


                                       EXECUTIVE:

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ATTEST:                                REPUBLIC SECURITY BANK


----------------------                 By ------------------------------------
Secretary